Pollard-Kelley Auditing Services, Inc.
Auditing Services	4500 Rockside Road,, Suite 450, Independence, OH 44131, 330-836-2558

August 10, 2009

Securities and Exchange Commission
Division of Corporation Finance
Mail Stop 7010
Washington, DC 20549

Re: Liberty Capital Asset Management, Inc.

Gentlemen:

We refer to the Form 8-K dated August 11, 2009 of Liberty Capital Asset Management, Inc. We have read Item 4.01 of such Form 8-K and are in agreement with the statements therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

Pollard-Kelley Auditing Services, Inc.

______________________________
By:  Terance L Kelley
Its:  Vice-President